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                                                                   Exhibit 16.1

                [Letterhead of Capraro Centofranchi Kramer & Co.]



January 21, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read paragraph 1 of Item 4 included in the Form 8-K/A dated January 21, 2003 of The Macreport.net, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Capraro Centofranchi Kramer & Co.
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Capraro Centofranchi Kramer & Co.



cc: V. William Lucchetti, Jr.